UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2021

CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Ave Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

816-241-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. by Custom Truck One Source, Inc. (formerly Nesco Holdings, Inc.) (the “Company”), the Company has entered into an employment transition agreement with Joshua Boone, Vice President, Integration and former Chief Financial Officer of the Company and a good reason extension letter with each of Robert Blackadar, former President of the Company, and Kevin Kapelke, former Chief Operating Officer of the Company. The material terms of these agreements are summarized below.

Joshua Boone. The Company and Mr. Boone have entered into an employment transition agreement, pursuant to which Mr. Boone will serve as Vice President, Integration until September 30, 2021, subject to extension from October 1, 2021 through December 31, 2021. Pursuant to the transition agreement, Mr. Boone is entitled to receive: (i) his current base salary of $400,000, (ii) accelerated vesting of any outstanding restricted stock units and stock options that were not (and did not become) fully vested at the closing of the Acquisition, (iii) a special bonus of up to $700,000 (the “Special Bonus”) if his term of employment continues through December 31, 2021, subject to conditions further specified below, and (iv) reimbursement of business expenses, including up to $10,000 in professional fees to negotiate and prepare the transition agreement. In connection with the transition agreement, the Company also entered into a restrictive covenant agreement with Mr. Boone, pursuant to which Mr. Boone is subject to certain restrictive covenants, including confidentiality, non-disparagement, a 12-month post-termination non-solicitation covenant, and a post-termination non-compete covenant for the period ending the later of (A) 12 months following termination or (B) December 31, 2022.

Under the transition agreement, in the event of the termination of Mr. Boone’s employment for any reason, he would generally be entitled to receive earned but unpaid base salary, unpaid or unreimbursed business expenses, any benefits provided under any Company benefit plans, as well as payment of an amount equal to 12 months of base salary plus premiums incurred for participation in COBRA coverage pursuant to a Company sponsored group health plan (“COBRA premiums”) for 12 months. In the event that Mr. Boone’s employment is terminated either by the Company without “cause” or by Mr. Boone for “good reason” or in connection with the expiration of the term of employment, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Boone would be entitled to the Special Bonus, payable as follows: (A) 66% of the Special Bonus on September 30, 2021 if such termination occurs prior to October 1, 2021 or (B) 100% of the Special Bonus on December 31, 2021 if such termination occurs on or after October 1, 2021. In the event that Mr. Boone’s employment is terminated either by the Company for “cause” or by Mr. Boone without “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, Mr. Boone would be entitled to 66% of the Special Bonus if such termination occurs between October 1, 2021 and December 31, 2021.

Robert Blackadar and Kevin Kapelke. The Company entered into a letter agreement extending the period during which each of Mr. Blackadar and Mr. Kapelke may claim “good reason” to resign from the Company. Each letter agreement extends such period from 60 days to 120 days following the later of (A) the occurrence of an event that would trigger good reason or (B) each of Mr. Blackadar’s and Mr. Kapelke’s actual knowledge of such event.

The foregoing descriptions of the transition agreement with Mr. Boone and the good reason extension letter with each of Mr. Blackadar and Mr. Kapelke do not purport to be complete and are qualified in their entirety by reference to the text of the transition agreement and the good reason extension letter with the applicable individual, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As previously announced and in connection with the Acquisition, Mr. Jacobson ceased serving as the Chief Executive Officer of the Company effective April 1, 2021. In connection with his cessation of service, the Company and Mr. Jacobson entered into a release agreement, pursuant to which Mr. Jacobson is entitled to receive certain severance benefits in accordance with his employment agreement, including: (i) salary continuation for 18 months, and (ii) payment for 18 months of Mr. Jacobson’s COBRA premiums. The severance benefits are subject to Mr. Jacobson’s continued compliance with the restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 18-month post-termination non-compete and non-solicitation covenants. In addition, Mr. Jacobson’s outstanding equity awards accelerated upon his cessation of service on April 1, 2021 in accordance with the terms of such awards.

The foregoing description of the release agreement with Mr. Jacobson does not purport to be complete and is qualified in its entirety by reference to the text of the release agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibits 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
10.1	Transition Agreement, dated May 20, 2021, by and between Joshua Boone and Custom Truck One Source, Inc.

10.2	Good Reason Extension Letter, dated May 21, 2021, by and between Robert Blackadar and Custom Truck One Source, Inc.

10.3	Good Reason Extension Letter, dated May 20, 2021, by and between Kevin Kapelke and Custom Truck One Source, Inc.

99.1*	Release Agreement, by and between Lee Jacobson and Custom Truck One Source, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain information contained in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021	Custom Truck One Source, Inc.

/s/ Bradley Meader
Bradley Meader Chief Financial Officer